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                                                                   EXHIBIT 23(c)



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Robotic Vision Systems, Inc. on Form S-8 pertaining to the Company's Acuity Imaging Inc. 1991 Stock Option Plan, Acuity Imaging Inc. Non-Employee Director Stock Option Plan, Computer Identics Corporation 1987 Incentive Stock Option Plan, Computer Identics Corporation 1993 Stock Incentive Plan and Computer Identics Corporation 1996 Incentive Stock Plan of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries included in the Annual Report (Form 10-K/A) of Robotic Vision Systems, Inc., for the year ended September 30, 1997.

We also consent to the incorporation by reference of our report in this Registration Statement on Form S-8 of our report dated February 8, 1996, with respect to the 1995 consolidated financial statements and schedule of Computer Identics Corporation and subsidiaries relating to the supplemental financial statements of Robotic Vision Systems, Inc. appearing in the Registration Statement on Form S-3 dated January 20, 1998, of Robotic Vision Systems, Inc. and the reference therein to our firm as "Experts" in the Prospectus.



                                    /s/ERNST & YOUNG LLP



Boston, Massachusetts
May 20, 1998